Exhibit 10(aa)

Amendment to the PartnerShares Stock Option Plan

          RESOLVED that, effective as of July 1, 2003, the second sentence of Section 3.2 of the PartnerShares Stock Option Plan is amended to read as follows:

“Shares used as a basis for calculating cash amounts that are used to pay any portion of the purchase price of an Award or any portion of a Participant’s income tax withholding resulting from an Award, will also thereafter be available for Awards or as a basis for calculating Awards under the Plan.”